UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 28, 2012

DYCOM INDUSTRIES, INC.
(Exact name of Registrant as specified in its charter)

Florida	001-10613	59-1277135
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. employer identification no.)

11770 U.S. Highway One, Suite 101
Palm Beach Gardens, Florida 33408
(Address of principal executive offices) (Zip Code)

(561) 627-7171
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c))

Item 8.01 Other Events.

On November 28, 2012, Dycom Industries, Inc. (the “Company”) issued a press release pursuant to and in accordance with  Rule 135c under the Securities Act of 1933, as amended (the “Securities Act”), regarding the pricing of an offering by its wholly-owned subsidiary, Dycom Investments, Inc., of $90 million in aggregate principal amount of 7.125% Senior Subordinated Notes due 2021 (the “Notes”) to be issued through a private placement to qualified institutional buyers in the United States pursuant to Rule 144A and outside the United States pursuant to Regulation S under the Securities Act. The issue price was 104.25% of the principal amount of the Notes. The Notes will be issued under the indenture dated January 21, 2011, pursuant to which Dycom Investments, Inc. issued $187.5 million of 7.125% senior subordinated notes due 2021.

In accordance with Rule 135c under the Securities Act, a copy of the press release is attached hereto as Exhibit 99.1.

This Current Report on Form 8-K is not an offer to sell securities.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

99.1 Press Release of Dycom Industries, Inc., dated November 28, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: November 29, 2012

DYCOM INDUSTRIES, INC. (Registrant)

By:	/s/ Richard B. Vilsoet
	Name:	Richard B. Vilsoet
	Title:	Vice President, General Counsel and Corporate Secretary